Post-Qualification Offering Circular Amendment No. 50

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

Ten Series of Limited Recourse Obligations

Totaling $1,015,930

Dated: September 5, 2017

This Post-Qualification Offering Circular Amendment No. 50 (this “PQA”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This PQA relates to the offer and sale of up to an additional $1,015,930 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 10 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”).

We own and operate a web-based investment platform accessible at www.groundfloor.us (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Borrower”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Borrower.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of the amount of payments, if any, actually received as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” of the Offering Circular, as amended hereby, for the specific terms of the series of LROs covered by this PQA.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Borrowers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See the section titled “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” of the Offering Circular.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence the offering of each series of LROs promptly after the date this PQA is qualified by posting on the Platform a separate landing page corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this PQA will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on the Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We may also offer or sell LROs in other states by qualifying an offering statement covering the LROs in those states or in reliance on exemptions from registration requirements of the laws of those states. The Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See the section titled “Investor Suitability Requirements” of the Offering Circular.

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$50,000	N/A	$50,000	N/A
Total Maximum	$1,015,930	N/A	$1,015,930	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this PQA.

Incorporation by Reference of Offering Circular

The Offering Circular, including this PQA, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this PQA the following:

1.	Part II of the Offering Circular, including the form of LRO Agreement beginning on page LRO-1 thereof to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment;
2.	Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof;
3.	Post-Qualification Amendment No. 34 to the Offering Circular;
4.	Offering Circular Supplement No. 11 to the Offering Circular;
5.	Post-Qualification Amendment No. 36 to the Offering Circular;
6.	Post-Qualification Amendment No. 44 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; and
7.	Offering Circular Supplement No. 18 to the Offering Circular.

Note that any statement that we make in this PQA (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 2 Norwood Avenue, Irvington, NJ 07111
Developer (borrowing entity): Raer Properties LLC
Aggregate Purchase Amount of the LRO: $50,00	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 2 Norwood Avenue, Irvington, NJ 07111	· Loan Principal: $50,000 · Interest Rate: 8.5% and Grade: B · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

1

Series of LRO/Project Name: 5208 Roses of Picardy, Atlanta, GA 30349
Developer (borrowing entity): The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Aggregate Purchase Amount of the LRO: $50,530	Expected Return Rate of the LRO: 8.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 5208 Roses of Picardy, Atlanta, GA 30349	· Loan Principal: $50,530 · Interest Rate: 8.5% and Grade: B · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2669 Ferris Road, Columbus, OH 43224
Developer (borrowing entity): EKO LTD
Aggregate Purchase Amount of the LRO: $70,570	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Renovation · Address/Location of Project: 2669 Ferris Road, Columbus, OH 43224	· Loan Principal: $70,570 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

2

Series of LRO/Project Name: 327 Farragut Street, Park Forest, IL 60466
Developer (borrowing entity): Prestige Housing Solutions Inc.
Aggregate Purchase Amount of the LRO: $72,130	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 327 Farragut Street, Park Forest, IL 60466	· Loan Principal: $72,130 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 192 Flower House Loop, Troutman, NC 28166
Developer (borrowing entity): P&Y Properties LLC
Aggregate Purchase Amount of the LRO: $79,250	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 192 Flower House Loop, Troutman, NC 28166	· Loan Principal: $79,250 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

3

Series of LRO/Project Name: 1204 Pine Tree Drive, Birmingham, AL 35235
Developer (borrowing entity): Denmark Property Solutions, LLC
Aggregate Purchase Amount of the LRO: $81,570	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 1204 Pine Tree Drive, Birmingham, AL 35235	· Loan Principal: $81,570 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 3575 Westwood Avenue, Winter Haven, FL 33880
Developer (borrowing entity): Cedar Ridge Homes LLC
Aggregate Purchase Amount of the LRO: $85,870	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 3575 Westwood Avenue, Winter Haven, FL 33880	· Loan Principal: $85,870 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

4

Series of LRO/Project Name: 7640 Cherrywood Drive, North Charleston, SC 29418
Developer (borrowing entity): Renovate Charleston LLC
Aggregate Purchase Amount of the LRO: $91,050	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 7640 Cherrywood Drive, North Charleston, SC 29418	· Loan Principal: $91,050 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 8 Rainflower Path, Unit 104, Sparks Glencoe, MD 21152
Developer (borrowing entity): Chesapeake Property Holdings, LLC
Aggregate Purchase Amount of the LRO: $140,160	Expected Return Rate of the LRO: 14.5% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 8 Rainflower Path, Unit 104, Sparks Glencoe, MD 21152	· Loan Principal: $140,160 · Interest Rate: 14.5% and Grade: D · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

5

Series of LRO/Project Name: 2972 Memorial Drive Southeast, Atlanta, GA 30317
Developer (borrowing entity): Elite Pinnacle Homes, LLC
Aggregate Purchase Amount of the LRO: $294,800	Expected Return Rate of the LRO: 11.0% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
· Purpose for Loan: Acquisition & Renovation · Address/Location of Project: 2972 Memorial Drive Southeast, Atlanta, GA 30317	· Loan Principal: $294,800 · Interest Rate: 11.0% and Grade: C · Term and Repayment Terms: 12 months – Balloon payment · Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

6

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional Projects covered by this PQA for which we are offering separate series of LROs. Each series of LROs is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
2 Norwood Avenue, Irvington, NJ 07111	$50,000
5208 Roses of Picardy, Atlanta, GA 30349	50,530
2669 Ferris Road, Columbus, GA 43224	70,570
327 Farragut Street, Park Forest, IL 60466	72,130
192 Flower House Loop, Troutman, NC 28166	79,250
1204 Pine Tree Drive, Birmingham, AL 35235	81,570
3575 Westwood Avenue, Winter Haven, FL 33880	85,870
7640 Cherrywood Drive, North Charleston, SC 29418	91,050
8 Rainflower Path, Unit 4, Sparks Glencoe, MD 21152	140,160
2972 Memorial Drive Southeast, Atlanta, GA 30317	294,800
Total	$1,015,930

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-312.

7

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 50

## PROJECT SUMMARY | 2 NORWOOD AVENUE, IRVINGTON, NJ 07111

B



### BORROWER

Raer Properties LLC
Mark Bennett - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 55.6% | $50,000 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $50,000 | Balloon payment - principal and interest returned on repayment / due at maturity. |

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$90,000
$28,726
Total Project Costs
$61,274
GROUNDFLOOR
$50,000
$11,274
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $22,000 | Loan To ARV | 55.6% |
| Purchase Date | 08/31/2017 | Loan To Total Project Cost | 81.6% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score 5 10
Quality of Valuation Report 3 4
Skin-in-the-Game 3 10
Location 4 8
Borrower Experience 4 5
Borrower Commitment 1 1

## VALUATION REPORTS

As Complete (ARV)

$90,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
2 Norwood Avenue
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 2 NORWOOD AVENUE, IRVINGTON, NJ 07111

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has only undertaken one project in the past, and has not sold it yet. As such, the Borrower's average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### RAER PROPERTIES LLC

DATE OF FORMATION ★

10/28/2015

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $100K | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

PRINCIPAL
Mark Bennett

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 1 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $85K | 4 months | $60K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

# PROJECT SUMMARY | 5208 ROSES OF PICARDY, ATLANTA, GA 30349

B



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 8.5% | 12 months | 55.5% | $50,530 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $50,530 | Balloon payment - principal and interest returned on repayment / due at maturity. |

## BORROWER

The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Bryan Crabtree - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$91,000
$30,470
Total Project Costs
$60,530
GROUNDFLOOR
$50,530
$10,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $38,000 | Loan To ARV | 55.5% |
| Purchase Date | 08/19/2016 | Loan To Total Project Cost | 83.5% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Maximum |
|---|---|---|
| Loan To ARV Score | 5 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 2 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 5 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV): $91,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Southampton Rd
Rochelle Way SW
5208 Roses of Picardy
Google

Address: 5208 ROSES OF PICARDY, ATLANTA, GA 30349

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on August 15, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $38,000 and has since had $18,000 worth of work completed on the property. The Borrower intends to use $46,000 of the proceeds from our loan to offset the amount of the purchase price of and completed work on the property. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $10,000 that is tied up in the project after completion of our loan.
  .
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### THE BRYAN KELBY CRABTREE AND BETHEA ANNE CRABTREE JOINT LIVING TRUST

DATE OF FORMATION ★

10/01/2010

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $1.9M | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 4 | $390K | 34.62% |

### PRINCIPAL

Bryan Crabtree

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 2 | 1 | 100% |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 5 | $150K | 6 months | $105K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 2669 FERRIS ROAD, COLUMBUS, OH 43224

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 63.6% | $70,570 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $70,570 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

EKO LTD
Redith Folden - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW


After Repair Value (ARV)
$111,000
$28,583
Total Project Costs
$82,417
GROUNDFLOOR
$70,570
$11,847
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $20,000 | Loan To ARV | 63.6% |
| Purchase Date | 01/01/2007 | Loan To Total Project Cost | 85.6% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)


Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
1
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$111,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION


View larger map
2669 Ferris Road
Ohio Steel Industries
Google
©2017 Google · Map Data Terms of Use Report a map error

Address: 2669 FERRIS ROAD, COLUMBUS, OH 43224

The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to begin renovation of this property on August 18, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The property was purchased for $20,000. The Borrower has contributed $10,000 of its own funds to the total project cost. The Borrower intends to use $18,153 of the proceeds from our loan to offset a portion of the purchase price of the property and the added funds. Therefore, the Borrower is only receiving a "Skin-in-the-Game" score for the remaining $11,847 that is tied up in the project after completion of our loan.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- The Principal has not undertaken any project in the past. As such, the Principal's experience, average revenue, costs, and margins cannot be calculated.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### EKO LTD

DATE OF FORMATION ★

01/01/2004

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $20K | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

### PRINCIPAL

Redith Folden

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 0 | $0 | 0 months | $0 |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 327 FARRAGUT STREET, PARK FOREST, IL 60466

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 63.8% | $72,130 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $72,130 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Prestige Housing Solutions Inc.
Peter Fasoranti - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$113,000
$22,870
Total Project Costs
$90,130
GROUNDFLOOR
$72,130
$18,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $37,000 | Loan To ARV | 63.8% |
| Purchase Date | 08/30/2017 | Loan To Total Project Cost | 80.0% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Out of |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 3 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 2 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$113,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Apollo Cir
McDonald
327 Farragut Street
Gentry St
Stanton St
Herndon St
Thomas St
Illinois Park
Google
©2017 Google - Map Data
Terms of Use
Report a map error

Address: 327 FARRAGUT STREET, PARK FOREST, IL 60466

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 30, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### PRESTIGE HOUSING SOLUTIONS INC.

DATE OF FORMATION ★
03/23/2016

**FINANCIAL DATA** — Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $100K | $0 | 1 | 0 |

**PROJECTS / REVENUE** — Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 2 | $196K | 38.4% |

### PRINCIPAL

Peter Fasoranti

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 2 | 2 | 100% |

**HISTORICAL AVERAGES** — Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $90K | 6 months | $60K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 192 FLOWER HOUSE LOOP, TROUTMAN, NC 28166

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 68.3% | $79,250 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $79,250 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

### BORROWER

P&Y Properties LLC
Matthew Peachey - principal

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$116,000
$17,550
Total Project Costs
$98,450
GROUNDFLOOR
$79,250
$19,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $43,600 | Loan To ARV | 68.3% |
| Purchase Date | 08/28/2017 | Loan To Total Project Cost | 80.5% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 3 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 2 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$116,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
192 Flower House Loop
Arby's
Lipe Rd
Pilot Travel Center
Shee
©2017 Google · Map Data Terms of Use Report a map error

Address: 192 FLOWER HOUSE LOOP, TROUTMAN, NC 28166

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 28, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### P&Y PROPERTIES LLC

DATE OF FORMATION ★
03/30/2017

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

### PRINCIPAL

Matthew Peachey

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 3 | $75K | 2 months | $55K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 1204 PINE TREE DRIVE, BIRMINGHAM, AL 35235

C



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 11% | 12 months | 68.0% | $81,570 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $81,570 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Denmark Property Solutions, LLC
Ashley Denmark - principal

INVEST NOW

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$120,000
$29,730
Total Project Costs
$90,270
GROUNDFLOOR
$81,570
$8,700
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $57,000 | Loan To ARV | 68.0% |
| Purchase Date | 08/31/2017 | Loan To Total Project Cost | 90.4% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
5
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)

$120,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
1204 Pine Tree Drive
Edwards Lake Rd
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 1204 PINE TREE DRIVE, BIRMINGHAM, AL 35235

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

INVEST NOW

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 31, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### DENMARK PROPERTY SOLUTIONS, LLC

DATE OF FORMATION ★

04/01/2015

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $80K | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 2 | $302.7K | 36.39% |

PRINCIPAL
Ashley Denmark

FOCUS

Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 2 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $151.4K | 9 months | $96.3K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 3575 WESTWOOD AVENUE, WINTER HAVEN, FL 33880

D



### BORROWER

Cedar Ridge Homes LLC
Quentin Bastian - principal

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 66.1% | $85,870 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $85,870 | Balloon payment - principal and interest returned on repayment / due at maturity. |

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$130,000
$26,130
Total Project Costs
$103,870
GROUNDFLOOR
$85,870
$18,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $48,000 | Loan To ARV | 66.1% |
| Purchase Date | 08/15/2017 | Loan To Total Project Cost | 82.7% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)

| Factor | Score | Max |
|---|---|---|
| Loan To ARV Score | 4 | 10 |
| Quality of Valuation Report | 3 | 4 |
| Skin-in-the-Game | 3 | 10 |
| Location | 4 | 8 |
| Borrower Experience | 3 | 5 |
| Borrower Commitment | 1 | 1 |

## VALUATION REPORTS

As Complete (ARV)
$130,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Ave C NW
Lake
3575 Westwood Avenue
Spirit Lake Rd
Recker Hwy
Google
©2017 Google · Map Data Terms of Use Report a map error

Address: 3575 WESTWOOD AVENUE, WINTER HAVEN, FL 33880

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 15, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower is a new entity and does not have any assets or operating history.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### CEDAR RIDGE HOMES LLC

DATE OF FORMATION ★
04/20/2017

**FINANCIAL DATA** — Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

**PROJECTS / REVENUE** — Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | N/A |

### PRINCIPAL

Quentin Bastian

FOCUS
Fix & Flip

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

**HISTORICAL AVERAGES** — Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 2 | $58K | 6 months | $34K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 7640 CHERRYWOOD DRIVE, NORTH CHARLESTON, SC 29418

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 67.4% | $91,050 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $91,050 | Balloon payment - principal and interest returned on repayment / due at maturity. |

### BORROWER

Renovate Charleston LLC
Stephen Richerson - principal

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$135,000
$22,212
Total Project Costs
$112,788
GROUNDFLOOR
$91,050
$21,738
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $77,900 | Loan To ARV | 67.4% |
| Purchase Date | 08/14/2017 | Loan To Total Project Cost | 80.7% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
3
10
Location
4
8
Borrower Experience
2
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)
$135,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



View larger map
Food Lion
7640 Cherrywood Drive
Palmetto Scholars Academy
Google
©2017 Google - Map Data Terms of Use Report a map error

Address: 7640 CHERRYWOOD DRIVE, NORTH CHARLESTON, SC 29418

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 14, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### RENOVATE CHARLESTON LLC

DATE OF FORMATION ★

04/16/2014

FINANCIAL DATA
Reporting date: 06/30/17

| Value of Properties | Total Debt | Unsold Inventory | Aged Inventory |
|---|---|---|---|
| $0 | $0 | 0 | 0 |

PROJECTS / REVENUE
Reporting period: 2016

| Completed Projects | Revenue | Gross Margin % |
|---|---|---|
| 0 | $0 | 0.0% |

PRINCIPAL
Stephen Richerson

FOCUS
Fix & Flip

GROUNDFLOOR HISTORY ★

| Loans Funded | Loans Repaid | On Time Repayment |
|---|---|---|
| 0 | 0 | N/A |

HISTORICAL AVERAGES
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue | Average Project Time | Average Total Project Costs |
|---|---|---|---|
| 1 | $182K | 12 months | $140K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

## PROJECT SUMMARY | 8 RAINFLOWER PATH, UNIT 104, SPARKS GLENCOE, MD 21152

D



| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 14.5% | 12 months | 70.4% | $140,160 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Acquisition & Renovation | First Lien | $140,160 | Balloon payment - principal and interest returned on repayment / due at maturity. |

**BORROWER**

Chesapeake Property Holdings, LLC
Martin Tippet - principal

Click here to view the LRO Agreement

## FINANCIAL OVERVIEW



After Repair Value (ARV)
$199,000
$34,640
Total Project Costs
$164,360
GROUNDFLOOR
$140,160
$24,200
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $134,750 | Loan To ARV | 70.4% |
| Purchase Date | 08/25/2017 | Loan To Total Project Cost | 85.3% |

## GRADE FACTORS

The following factors determine in part how the loan was graded:
(in descending order of importance)



Loan To ARV Score
4
10
Quality of Valuation Report
3
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
3
5
Borrower Commitment
1
1

## VALUATION REPORTS

As Complete (ARV)
$199,000

- Certified Independent Appraisal
- Broker's Price Opinion
- Borrower Provided Appraisal
- Borrower Provided Comps

## PROPERTY DESCRIPTION



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8 Rainflower Path #104
S Customer Center
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Address: 8 RAINFLOWER PATH, UNIT 104, SPARKS GLENCOE, MD 21152

The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan.

Click here to view the LRO Agreement

## PROPERTY PHOTOS



## MISCELLANEOUS

### PROJECT SPECIFIC RISK FACTORS

- The Borrower was advanced the money it needed to purchase this property on August 25, 2017 by Groundfloor Finance Inc. ("Groundfloor," "we," "us," or "our") or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular.
- The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues.
- The renovation will require permitting, and permits may not be obtained on time or may be denied.
- The Borrower has not undertaken any projects since its inception. As such, the Borrower does not have any Financial Data or Projects/Revenue to report for the applicable reporting periods.
- Please consult the Offering Circular for further discussion of general risk factors.

### CLOSING CONDITIONS

- Loan is conditioned upon a clean title search and valid title insurance at the time of close.

### DEVELOPER FEES

- GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services.
- GROUNDFLOOR does not take a 'spread' on any part of the interest payments.
- Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500.
- Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses' in the Offering Circular.

### SEC FILING INFORMATION

- The series of LROs corresponding to this Project are offered pursuant to Post Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform.

## BORROWER SUMMARY

UNLESS NOTED WITH A ★, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE.

### CHESAPEAKE PROPERTY HOLDINGS, LLC

DATE OF FORMATION ★
10/22/2014

**FINANCIAL DATA**
Reporting date: 06/30/17

| Value of Properties | Total Debt |
|---|---|
| $0 | $0 |

| Unsold Inventory | Aged Inventory |
|---|---|
| 0 | 0 |

**PROJECTS / REVENUE**
Reporting period: 2016

| Completed Projects | Revenue |
|---|---|
| 0 | $0 |

| Gross Margin % |
|---|
| N/A |

**PRINCIPAL**
Martin Tippet

FOCUS
Buy & Hold

**GROUNDFLOOR HISTORY ★**

| Loans Funded | Loans Repaid |
|---|---|
| 0 | 0 |

| On Time Repayment |
|---|
| N/A |

**HISTORICAL AVERAGES**
Reporting period: three years ending 2016

| Completed Projects Per Year | Average Project Revenue |
|---|---|
| 4 | $255K |

| Average Project Time | Average Total Project Costs |
|---|---|
| 4 months | $200K |

THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PROJECT SUMMARY | 2972 MEMORIAL DRIVE SOUTHEAST, ATLANTA, GA 30317 C Rate Projected Term Loan to ARV Loan Amount Investors 11% 12 months 65.5% $294,800 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $294,800 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Elite Pinnacle Homes, LLC Laura Ononibaku- principal Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $450,000 $116,200 Total Project Costs $333,800 GROUNDFLOOR $294,800 $39,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $175,000 Loan To ARV 65.5% Purchase Date 08/25/2017 Loan To Total Project Cost 88.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $450,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2972 MEMORIAL DRIVE SOUTHEAST, ATLANTA, GA 30317 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. Click here to view the LRO Agreement PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The Borrower was advanced the money it needed to purchase this property an August 25, 2017 by Groundfloor Finance Inc. (“Groundfloor,” “we,” “us,” or “our”) or a wholly-owned subsidiary of Groundfloor. The Borrower is now in possession of the property. If this offering is fully subscribed, Groundfloor will continue to administer and service the loan as further described in the Offering Circular. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 50 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWERS REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. ELITE PINNACLE HOMES, LLC DATE OF FORMATION* 04/27/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 06/30/17 Reporting period: 2016 Value of Properties Total Debt Completed Projects Revenue $421.4K $302.7K 2 $337K Unsold Inventory Aged Inventory Gross Margin % 1 0 30.01% PRINCIPAL Laura Ononibaku FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2016 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $273.1K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION.

PS-322

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.4	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.5	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.6	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.7	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.8	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

6.9	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.10	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.11	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.12	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.13	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.14	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.15	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.16	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	April 18, 2017

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 5, 2017.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2017
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 5, 2017
Nick Bhargava

*	Director	September 5, 2017
Sergei Kouzmine

*	Director	September 5, 2017
Bruce Boehm

*	Director	September 5, 2017
Michael Olander Jr.

*	Director	September 5, 2017
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact